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EXHIBIT 23.1


                             CONSENT OF INDEPENDENT
                              CHARTERED ACCOUNTANTS

        We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-86377 and 333-58168) pertaining to the 1995 Stock Option Plan, the 1997 Stock Option Plan, the 2000 Stock Option plan and shares issuable upon the exercise of certain outstanding stock options granted outside the option plans of Genetronics Biomedical Corporation (formerly Genetronics Biomedical Ltd.) and in the Registration Statements (Forms S-3 Nos. 333-55786 and 333-88427) of Genetronics Biomedical Corporation (formerly Genetronics Biomedical Ltd.) and in the related prospectuses, of our report dated May 4, 2001 (except as to notes 1, 2, and 11 which are as of December 19, 2001) with respect to the consolidated financial statements and schedules of Genetronics Biomedical Corporation (formerly Genetronics Biomedical Ltd.) and our Comments by Auditor for U.S. Readers on Canada-U.S. Reporting Differences (dated December 19, 2001) included in Amendment No. 1 to the Annual Report (Form 10-K/A) for the year ended March 31, 2001.

        Vancouver, Canada,                                 /s/ Ernst & Young LLP
        January 15, 2002                                   Chartered Accountants